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                                                                   Exhibit 23.02


INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE




To the Board of Directors and Stockholders of American Axle & Manufacturing Holdings, Inc.

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-83946 of American Axle & Manufacturing Holdings, Inc. (the "Company") on Form S-3 of our report dated January 23, 2002, appearing in the Current Report on Form 8-K dated March 12, 2002 of American Axle & Manufacturing Holdings, Inc., and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of the Company, listed in Exhibit 99.01. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



/s/ DELOITTE & TOUCHE LLP


Detroit, Michigan
March 20, 2002